Exhibit 4.2




                              AMENDED AND RESTATED

                                 TRUST AGREEMENT


                                     between


                      FORD CREDIT AUTO RECEIVABLES TWO LLC
                                  as Depositor


                                       and


                           WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION
                                as Owner Trustee



                          Dated as of September 1, 2005









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                                TABLE OF CONTENTS
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                                                                                                        Page

                         ARTICLE I DEFINITIONS AND USAGE


                      ARTICLE II ORGANIZATION OF THE TRUST

Section 2.1       Name...................................................................................1
Section 2.2       Office.................................................................................1
Section 2.3       Purposes and Powers....................................................................1
Section 2.4       Appointment of Owner Trustee...........................................................2
Section 2.5       Capital Contribution of Trust Property.................................................2
Section 2.6       Declaration of Trust...................................................................3
Section 2.7       Reserved...............................................................................3
Section 2.8       Title to Trust Property................................................................3
Section 2.9       Situs of Trust.........................................................................3
Section 2.10      Representations and Warranties of the Depositor........................................3
Section 2.11      Tax Matters............................................................................4

            ARTICLE III REMAINDER INTEREST AND TRANSFER OF INTERESTS

Section 3.1       Initial Beneficial Ownership...........................................................6
Section 3.2       Capital Accounts.......................................................................6
Section 3.3       Maintenance of Office or Agency........................................................6
Section 3.4       Certain Rights of Depositor............................................................7

                            ARTICLE IV CERTAIN DUTIES

Section 4.1       Accounting and Reports to Noteholders, Depositor, Internal Revenue Service and Others..7
Section 4.2       Signature on Returns; Tax Matters Partner..............................................7

                 ARTICLE V AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.1       General Authority......................................................................8
Section 5.2       General Duties.........................................................................9
Section 5.3       Prior Notice with Respect to Certain Matters...........................................9
Section 5.4       Action upon Instruction...............................................................10
Section 5.5       No Duties Except as Specified in this Agreement or in Instructions....................11
Section 5.6       No Action Except Under Specified Documents or Instructions............................11
Section 5.7       Restrictions..........................................................................11
Section 5.8       Sarbanes-Oxley........................................................................12
Section 5.9       Maintenance of Licenses...............................................................12

                     ARTICLE VI REGARDING THE OWNER TRUSTEE

Section 6.1       Acceptance of Trusts and Duties.......................................................12
Section 6.2       Furnishing of Documents...............................................................14
Section 6.3       Representations and Warranties........................................................14
Section 6.4       Reliance; Advice of Counsel...........................................................14
Section 6.5       Not Acting in Individual Capacity.....................................................15
Section 6.6       Owner Trustee Not Liable for Receivables..............................................15
Section 6.7       The Bank May Own Notes................................................................15

             ARTICLE VII COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

Section 7.1       Owner Trustee's Fees and Expenses.....................................................16
Section 7.2       Indemnification.......................................................................16
Section 7.3       Payments to the Owner Trustee.........................................................17

                            ARTICLE VIII TERMINATION

Section 8.1       Termination of Trust Agreement........................................................17

        ARTICLE IX SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.1       Eligibility Requirements for Owner Trustee............................................18
Section 9.2       Resignation or Removal of Owner Trustee...............................................18
Section 9.3       Successor Owner Trustee...............................................................19
Section 9.4       Merger or Consolidation of Owner Trustee..............................................20
Section 9.5       Appointment of Co-Trustee or Separate Trustee.........................................20
Section 9.6       Compliance with Delaware Statutory Trust Act..........................................21

                             ARTICLE X MISCELLANEOUS

Section 10.1      Supplements and Amendments............................................................21
Section 10.2      Audits of the Owner Trustee...........................................................23
Section 10.3      No Legal Title to Trust Property......................................................23
Section 10.4      Limitation on Rights of Others........................................................24
Section 10.5      Notices...............................................................................24
Section 10.6      Severability..........................................................................25
Section 10.7      Separate Counterparts.................................................................25
Section 10.8      No Petition...........................................................................25
Section 10.9      Headings..............................................................................26
SECTION 10.10     GOVERNING LAW.........................................................................26
Section 10.11     Sale and Servicing Agreement Obligations..............................................26
Section 10.12     Confidential Information..............................................................26
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EXHIBIT A             FORM OF CERTIFICATE OF TRUST

APPENDIX A            Definitions and Usage

                  AMENDED AND RESTATED TRUST AGREEMENT, dated as of September 1, 2005 (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor, having its principal executive office at One American Road, Dearborn, Michigan 48121 and WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, a national banking association (the "Bank"), not in its individual capacity but solely as trustee under this Agreement (in such capacity, the "Owner Trustee"), having its principal corporate trust office at 300 Delaware Avenue, Ninth Floor, Wilmington, Delaware 19801, Attention:
Corporate Trust Administration, Nicole Poole for the purpose of establishing the Ford Credit Auto Owner Trust 2005-C.

                  WHEREAS, the parties hereto intend to amend and restate that certain interim Trust Agreement, effective as of February 23, 2005, among the Depositor, the Owner Trustee and the other parties, signatories thereto, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

                  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

                            ORGANIZATION OF THE TRUST

Section 2.1       Name.

                  The Trust created hereby shall be known as "Ford Credit Auto Owner Trust 2005-C", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2       Office.

                  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Depositor.

Section 2.3      Purposes and Powers.

(a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and to sell the Notes upon the written order of the Depositor;

(ii) to acquire the Receivables and other Trust Property pursuant to the Sale and Servicing Agreement from the Depositor in exchange for the Notes;

(iii)    to pay interest on and principal of the Notes;

(iv) to Grant the Trust Property (other than the Trust Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

(v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Noteholders and the Depositor.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

Section 2.4       Appointment of Owner Trustee.

                  The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.5       Capital Contribution of Trust Property.

                  At the time of the creation of the Trust, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Trust Distribution Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. On the Closing Date, the Depositor shall convey to the Trust the Trust Property and the Owner Trustee shall convey to the Depositor the Notes.

Section 2.6       Declaration of Trust.

                  The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Depositor, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. Effective as of the date hereof, the Owner Trustee shall have the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. A Certificate of Trust, a form of which is attached hereto as Exhibit A, and any necessary amendment thereto has been filed with the Secretary of State.

Section 2.7       Reserved.

Section 2.8       Title to Trust Property.

                  Legal title to the entirety of the Trust Property shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.9       Situs of Trust.

                  The Trust shall be administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Bank or the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware. The principal office of the Trust shall be in care of the Owner Trustee in the State of Delaware.

Section 2.10      Representations and Warranties of the Depositor.

                  The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its activities shall require such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor.

(d) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Formation or the Limited Liability Company Agreement, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or Applicable Tax State franchise or income tax attributes, of the Notes.

(g) The representations and warranties of the Depositor in Section 3.1 of the Purchase Agreement are true and correct.

Section 2.11      Tax Matters.

                  It is the intent of the Depositor and Ford Credit that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, so long as the Trust has no equity owner other than the Depositor (as determined for U.S. federal income tax purposes), the Trust will be treated as a disregarded entity (a "DRE") that is 100% owned by the Depositor, and that the Depositor in turn will be a DRE that is 100% owned by Ford Credit. Each Class of Notes is intended to be treated as indebtedness of Ford Credit for U.S. federal income tax purposes. The Depositor hereby agrees and the Noteholders by acceptance of one or more Notes will agree in the Indenture to such treatment and each agrees to take no action inconsistent with such treatment. In the event that (i) one or more Classes of Notes is recharacterized as an equity interest in the Trust, and not as indebtedness (any such Class, a "Recharacterized Class") and any such Recharacterized Class is treated as not owned by Ford Credit or the Depositor (if the Depositor is not a DRE in respect of Ford Credit) for U.S federal income, or state or local income, franchise or single business tax purposes, the parties intend that the Trust be characterized as a partnership among Ford Credit or the Depositor and any holders of the Recharacterized Class or Classes. In that event, for purposes of federal income, state and local income, franchise tax and single business taxes each month:

(a) amounts paid as interest to holders of any Recharacterized Class shall be treated as a guaranteed payment within the meaning of Section 707(c) of the Code;

(b) to the extent the characterization provided for in paragraph (a) of this
Section 2.11 is not respected, gross ordinary income of the Trust for such month as determined for federal income tax purposes shall be allocated to the holders of each Recharacterized Class as of the Record Date occurring within such month, in an amount equal to the sum of (i) the interest accrued to such Recharacterized Class for such month, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate initial Note Balance of such Recharacterized Class over the initial aggregate issue price of the Notes of such Recharacterized Class and
(iii) any amount expected to be distributed to the holders of such Class of Notes pursuant to Section 4.7 of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this paragraph (b)) to the extent necessary to reverse any net loss previously allocated to holders of the Notes of such Recharacterized Class (to the extent not previously reversed pursuant to this clause (iii)); and

(c) thereafter all remaining net income of the Trust (subject to the modifications set forth below) for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor, to the extent thereof.

If the gross ordinary income of the Trust for any month is insufficient for the allocations described in paragraph (b) above, subsequent gross ordinary income shall first be allocated to each Recharacterized Class in alphabetical order to make up such shortfall before any allocation pursuant to paragraph (c) above. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated in reverse alphabetical order to each Recharacterized Class, in each case, until the principal balance of such Recharacterized Class is reduced to zero as of the Record Date occurring within such month, and among each Recharacterized Class, in proportion to their ownership of the aggregate principal balance of such Recharacterized Class on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or the holders of a Recharacterized Class or as otherwise required by the Code.

(d) The parties agree that, unless otherwise required by the appropriate tax authorities, the Depositor, on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as described in this Section 2.11 for income and franchise tax purposes.

                                  ARTICLE III

                  REMAINDER INTEREST AND TRANSFER OF INTERESTS

Section 3.1       Initial Beneficial Ownership.

                  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, the Depositor shall be the sole beneficial owner of the Trust Property.

Section 3.2       Capital Accounts.

                  This Section 3.2 will apply only if either (or both) (i) the right to receive Reserve Account releases and/or other excess spread is held by more than one person for U.S. federal income tax purposes or (ii) any Recharacterized Class, as defined in Section 2.11 hereof, exists. If this
Section 3.2 applies:

(a) The Owner Trustee shall establish and maintain, in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, a separate bookkeeping account (a "Capital Account") for the Depositor and each other person treated as an equity owner for U.S. federal income tax purposes.

(b) Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of this Section 3.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to Section 704 of the Code. The Depositor is hereby authorized to modify these provisions to the minimum extent necessary to comply with such regulations.

Section 3.3       Maintenance of Office or Agency.

                  The Owner Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor of any change in the location of any such office or agency.

Section 3.4       Certain Rights of Depositor.

                  The Depositor shall be entitled to any amounts not needed on any Payment Date to make payments on the Notes or to make deposits to the Reserve Account pursuant to Section 4.7 of the Sale and Servicing Agreement, and to receive amounts remaining in the Reserve Account following the payment in full of the aggregate principal amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Sale and Servicing Agreement to Noteholders and the termination of the Trust. The Depositor shall not Transfer any such rights unless it shall have delivered an Opinion of Counsel to the Owner Trustee that (i) such Transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) such Transfer shall not cause the Trust to incur Michigan Single Business Tax liability.



                                   ARTICLE IV

                                 CERTAIN DUTIES

Section 4.1 Accounting and Reports to Noteholders, Depositor, Internal Revenue Service and Others.

                  If at any time the Trust is not treated as a disregarded entity for U.S. federal income tax purposes, the Owner Trustee shall, based on information provided by or on behalf of the Depositor, (a) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending December 31 and based on the accrual method of accounting, (b) deliver (or cause to be delivered) to each holder of a Recharacterized Class, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable the Depositor to prepare its federal and State income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form
1065), and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder (i) so that the Trust is not treated as an entity separate from the Depositor for U.S. federal income tax purposes if the Trust has no equity owner other than the Depositor (as determined for U.S. federal income tax purposes) or
(ii) so as to maintain the Trust's characterization as a partnership for federal income tax purposes if the Trust has more than one equity owner (for U.S. federal income tax purposes), (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax with respect to income or distributions to each holder of a Recharacterized Class. At such time, if any, as the Trust is not classified as a disregarded entity, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

Section 4.2       Signature on Returns; Tax Matters Partner.

(a) If at any time the Trust does not qualify as a disregarded entity for U.S. federal income tax purposes, the legal entity that holds, or is deemed to hold under applicable law and regulations, the right to receive releases from the Reserve Account and/or spread shall prepare (or cause to be prepared) and sign, on behalf of the Trust, the tax returns of the Trust.

(b) The entity that is required to prepare the tax returns of the Trust pursuant to section 4.2(a) shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE V

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.1       General Authority.

                  The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver:

(i) Class A-1 Notes in the aggregate principal amount of $363,000,000;

(ii) Class A-2 Notes in the aggregate principal amount of $657,000,000;

(iii) Class A-3 Notes in the aggregate principal amount of $618,000,000;

(iv) Class A-4 Notes in the aggregate principal amount of $273,121,000;

(v) Class B Notes in the aggregate principal amount of $60,351,000;

(vi) Class C Notes in the aggregate principal amount of $40,234,000; and

(vii) Class D Notes in the aggregate principal amount of $40,234,000.

In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator directs with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Controlling Note Class for such action.

Section 5.2       General Duties.

                  Subject to Section 4.1 hereof, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Depositor, subject to the lien of the Indenture and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding anything else to the contrary in this Agreement, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

Section 5.3       Prior Notice with Respect to Certain Matters.

                  With respect to the following matters, the Owner Trustee shall not take action unless, (i) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Indenture Trustee, the Noteholders of Notes of the Controlling Note Class, the Depositor and the Rating Agencies in writing of the proposed action and (ii) Noteholders holding not less than a majority of the Note Balance of the Controlling Note Class shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such majority of the Note Balance of the Controlling Note Class (or if no Notes are Outstanding, the Depositor) have withheld consent or provided alternative direction; provided, that in the event of any conflict between this
Section 5.3 and any other Basic Document, such other Basic Document shall govern, and if Rating Agency Confirmation is required with respect to such action under any other Basic Document, such Rating Agency Confirmation shall have been provided:

(a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Depositor;

(e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adversely affect the interests of the Depositor; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar, Note Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture.

Section 5.4       Action upon Instruction.

(a) Subject to Section 5.3 of this Agreement, and in accordance with the terms of the Basic Documents, the Depositor may, by written instruction, direct the Owner Trustee in the management of the Trust.

(b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Depositor received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

(d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

Section 5.5       No Duties Except as Specified in this Agreement or in
                  Instructions.

                  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Trust Property that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Property.

Section 5.6       No Action Except Under Specified Documents or Instructions.

                  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.4. The Depositor will not direct the Trustee to take any action that would violate the provisions of this Section 5.6.

Section 5.7       Restrictions.

                  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for U.S. federal income or Applicable Tax State income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income or Applicable Tax State income or franchise tax purposes. The Administrator shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.7.

Section 5.8       Sarbanes-Oxley.

                  Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust, the Servicer, the Depositor or any other Person any filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002; provided, however, that the entity executing, delivering or certifying such filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002 may at its option request such subcertifications from the Owner Trustee as it may deem necessary from time to time to provide such certifications and the Owner Trustee shall reasonably comply with such request. Notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

Section 5.9       Maintenance of Licenses.

                  The Owner Trustee will obtain and maintain the license required to be obtained or maintained by the Owner Trustee under the Pennsylvania Motor Vehicle Sales Finance Act in connection with the Owner Trustee's duties and obligations under the Basic Documents.

                                   ARTICLE VI

                           REGARDING THE OWNER TRUSTEE

Section 6.1       Acceptance of Trusts and Duties.

                  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of this Agreement and the other Basic Documents to which the Owner Trustee is a party. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Noteholders of the Controlling Note Class, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

(b) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable to the Depositor;

(d) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the other Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Depositor, other than as expressly provided for herein and in the other Basic Documents;

(e) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

(f) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Depositor unless the Depositor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its willful misconduct, bad faith or negligence in the performance of any such act.

Section 6.2       Furnishing of Documents.

                  The Owner Trustee shall furnish to the Depositor, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

Section 6.3       Representations and Warranties.

                  The Owner Trustee makes the following representations and warranties as of the Closing Date:

(a) It is a national banking association duly formed and validly existing under the laws of the United States, with its principal place of business in the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware State law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.4       Reliance; Advice of Counsel.

(a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other Authorized Officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

Section 6.5       Not Acting in Individual Capacity.

                  Except as provided in this Article VI, in accepting the trusts hereby created, Wachovia Bank of Delaware, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Property for payment or satisfaction thereof.

Section 6.6       Owner Trustee Not Liable for Receivables.

                  The Owner Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement, of any other Basic Document or the Notes, or of any Receivable or related documents. Neither the Bank nor the Owner Trustee shall have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to the Depositor under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 6.7       The Bank May Own Notes.

                  The Bank, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not the Owner Trustee.

                                  ARTICLE VII

                   COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

Section 7.1       Owner Trustee's Fees and Expenses.

                  The Depositor shall, or shall cause the Administrator to, pay to the Owner Trustee from time to time reasonable compensation for its services. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Owner Trustee. The Depositor shall, or shall cause the Administrator to, reimburse the Owner Trustee for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The tax deduction for such amounts shall be allocated to the Administrator.

Section 7.2       Indemnification.

(a) The Depositor, or if the Depositor so causes, the Administrator, shall be liable as prime obligor for, and shall indemnify the Bank and the Owner Trustee and its respective successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Bank and the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder; provided, that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Indemnified Party. The indemnities contained in this Section 7.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

(b) The Depositor's obligations under this Section 7.2 are obligations solely of the Depositor and shall not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Indemnified Parties acknowledge and agree that they shall have no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, any Indemnified Party (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Indemnified Party further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Indemnified Party further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 7.2(b) and the terms of this Section 7.2(b) may be enforced by an action for specific performance. The provision of this Section 7.2(b) shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

Section 7.3       Payments to the Owner Trustee.

                  Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Trust Property immediately after such payment.

                                  ARTICLE VIII

                                   TERMINATION

Section 8.1       Termination of Trust Agreement.

(a) This Agreement (other than the provisions of Article VII) shall terminate and be of no further force or effect and the Trust shall wind up and dissolve, upon the earlier of (i) the maturity or other liquidation of the last remaining Receivable and the disposition of any amounts received upon such maturity or liquidation and (ii) the payment to the Noteholders of all amounts required to be paid to them pursuant to the terms of the Indenture and the Sale and Servicing Agreement. Any Insolvency Event, liquidation, dissolution, death or incapacity with respect to the Depositor, shall neither (x) operate to terminate this Agreement or the Trust, nor (y) entitle the Depositor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Trust, the Owner Trustee shall wind up the activities and affairs of the Trust as required by
Section 3808 of the Delaware Statutory Trust Act.

(b) The Depositor shall not be entitled to revoke or terminate the Trust prior to the termination of the Indenture and payment in full of the Notes.

(c) Any property remaining in the Trust after payment in full on the Notes shall be distributed to the Depositor. Thereafter, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 3810(c) of the Delaware Statutory Trust Act or as otherwise required by the Delaware Statutory Trust Act. The Owner Trustee shall deliver a file-stamped copy of such certificate of cancellation to the Administrator promptly upon such document becoming available following such filing.

                                   ARTICLE IX

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.1       Eligibility Requirements for Owner Trustee.

(a) The Owner Trustee shall at all times (i) be authorized to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iii) shall have (or shall have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 9.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

(b) The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act.

Section 9.2       Resignation or Removal of Owner Trustee.

(a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and has accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

(b) If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 or resigns pursuant to Section 9.2 of this Agreement or shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator removes the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

(c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3, payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Delaware Statutory Trust Act. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Depositor, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

Section 9.3       Successor Owner Trustee.

(a) Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 9.2, such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

(b) No successor Owner Trustee shall accept appointment as provided in this
Section 9.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 9.1.

(c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this
Section 9.3, the Administrator shall mail notice of the successor of such Owner Trustee to the Depositor, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

(d) Any successor Owner Trustee appointed hereunder shall file the amendments to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

Section 9.4       Merger or Consolidation of Owner Trustee.

                  Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided, that such corporation shall be eligible pursuant to Section 9.1; provided, further, that the Owner Trustee shall (i) mail notice of such merger or consolidation to the Rating Agencies not less than fifteen (15) days prior to the effective date thereof and (ii) shall file an amendment to the Certificate of Trust as required by Section 9.3.

Section 9.5       Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other provisions of this Section 9.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 9.6       Compliance with Delaware Statutory Trust Act.

                  Notwithstanding anything herein to the contrary, the Trust shall at all times have at least one trustee which meets the requirements of
Section 3807(a) of the Delaware Statutory Trust Act.

                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1      Supplements and Amendments.

(a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, for the purposes of (i) curing any ambiguity or correcting or supplementing any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of (ii) adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder; provided, further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes,
(C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (D) cause the Issuer to incur Michigan Single Business Tax liability.

(b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Indenture Trustee, to the extent that its rights or obligations would be affected by such amendment, and (ii) the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding required to consent to any such amendment, without the consent of all the Noteholders affected thereby; provided, further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes,
(C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (D) cause the Issuer to incur Michigan Single Business Tax liability.

(c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Depositor, the Indenture Trustee and each of the Rating Agencies.

(d) It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

(g) In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied. Section 10.2 Audits of the Owner Trustee.

                  The Owner Trustee agrees that, with reasonable prior written notice, it will permit any authorized representative of the Servicer or the Administrator, during the Owner Trustee's normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Owner Trustee relating to (a) the performance of the Owner Trustee's obligations under this Agreement, (b) any payments of fees and expenses of the Owner Trustee in connection with such performance and (c) any claim made by the Owner Trustee under this Agreement. In addition, the Owner Trustee will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Owner Trustee's officers and employees. Each of the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer or the Administrator, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Agreement. The Owner Trustee will maintain all such pertinent books, records and other written information for a period of two (2) years after the termination of its obligations under this Agreement.

Section 10.3      No Legal Title to Trust Property.

                  The Depositor shall not have legal title to any part of the Trust Property. The Depositor shall be entitled to receive distributions with respect to their beneficial interests therein only in accordance with Articles IV and VIII. No transfer, by operation of law or otherwise, of any right, title, or interest of the Depositor to and in their beneficial interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

Section 10.4      Limitation on Rights of Others.

                  Except for Sections 2.6 and 10.1, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.6), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.5      Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee) addressed as follows (or at such other address or facsimile number as any party may designate by notice to the other parties):

(i) if to the Owner Trustee, addressed to its Corporate Trust Office at:

                                 Wachovia Bank of Delaware, National Association 300 Delaware Avenue, Ninth Floor
                                 Wilmington, Delaware 19801
                                 Attention: Corporate Trust Administration
                                 Telephone: 302-552-3200

(ii) if to the Depositor, addressed to Ford Credit Auto Receivables Two LLC:

                                 c/o Ford Motor Credit Company
                                 c/o Ford Motor Company
                                 World Headquarters
                                 One American Road, Suite 801-C1
                                 Dearborn, Michigan  48126
                                 Attention:  Ford Credit SPE Management Office
                                 Telephone:  (313) 594-3495
                                 Facsimile:  (313) 390-4133

                                 with a copy to:

                                 Ford Motor Credit Company
                                 One American Road, Suite 2411
                                 Dearborn, Michigan  48126
                                 Attention:  Corporate Secretary
                                 Telephone:  (313) 322-3000
                                 Facsimile:  (313) 248-7613

(iii) if to the Administrator, addressed to Ford Motor Credit Company:

                                 c/o Ford Motor Company
                                 World Headquarters
                                 One American Road, Suite 801-C1
                                 Dearborn, Michigan 48126
                                 Attention: Securitization Operations Supervisor
                                 Telephone:  (313) 594-3495
                                 Facsimile:  (313) 390-4133

                                 with a copy to:

                                 Ford Motor Credit Company
                                 One American Road
                                 Suite 2411, Office 212-016
                                 Dearborn, Michigan  48126
                                 Attention:  Corporate Secretary
                                 Telephone:  (313) 322-1200
                                 Facsimile:  (313) 248-7613


(b) Any notice required or permitted to be given to a Noteholder shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

Section 10.6      Severability.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.7      Separate Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.8      No Petition.

                  The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes, it will not, until after the Notes have been paid in full, institute against, or join any other Person in instituting against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.

Section 10.9      Headings.

                  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.10     GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.11     Sale and Servicing Agreement Obligations.

                  Notwithstanding any other provision of this Agreement, the Owner Trustee agrees that it will comply with its obligations under Sections 3.1, 4.1 and 4.2 of the Sale and Servicing Agreement.

Section 10.12     Confidential Information.

(a) The Owner Trustee agrees to hold and treat all Confidential Information (defined in Section 10.12(b)) provided to it in connection with the Issuer's offering of the Notes in confidence and in accordance with this Section 10.12, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without instruction pursuant to this Agreement or the prior written consent of the Servicer or the Administrator, be disclosed or used by the Owner Trustee or its directors, officers, employees, attorneys or agents (collectively, the "Information Recipients") other than in connection with the transactions contemplated by the Basic Documents and the issuance of the Notes. Disclosure that is not in violation of the Right to Financial Privacy Act of 1978, the Gramm-Leach-Bliley Act of 1999 (the "G-L-B Act") or other applicable law by the Owner Trustee of any Confidential Information (A) in connection with the performance of the Owner Trustee's duties hereunder or (B) at the request of the Owner Trustee's independent certified public accountants or governmental regulatory authorities in connection with an examination of the Owner Trustee by any such authority will not constitute a breach of its obligations under this
Section 10.12, and will not require the prior written consent of the Servicer or the Administrator.

(b) As used in this Agreement, "Confidential Information" means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding Obligors on the Receivables that is identified as such by the Servicer or the Administrator. Confidential Information will not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Owner Trustee or any of its Information Recipients, (ii) was available to the Owner Trustee on a non-confidential basis from a Person or entity other than the Servicer or the Administrator prior to its disclosure to the Owner Trustee,
(iii) is requested to be disclosed by a governmental authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Owner Trustee's business or that of its Affiliates or is otherwise required by law or by legal or regulatory process to be disclosed, (iv) becomes available to the Owner Trustee on a non-confidential basis from a Person other than the Servicer or the Administrator who, to the knowledge of the Owner Trustee, is not otherwise bound by a confidentiality agreement with the Servicer and is not otherwise prohibited from transmitting the information to the Owner Trustee or (v) the Servicer or the Administrator provides written permission to the Owner Trustee to release.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    FORD CREDIT AUTO RECEIVABLES
                                    TWO LLC,
                                    as Depositor



                                    By:/s/ Susan J. Thomas
                                       ----------------------------------------
                                       Name:  Susan J. Thomas
                                       Title: Secretary


                                    WACHOVIA BANK OF DELAWARE,
                                    NATIONAL ASSOCIATION,
                                    as Owner Trustee



                                    By:/s/ Nicole Poole
                                       ----------------------------------------
                                       Name:  Nicole Poole
                                       Title: Assistant Vice President

                                                                       EXHIBIT A


                          FORM OF CERTIFICATE OF TRUST

                             CERTIFICATE OF TRUST OF
                       FORD CREDIT AUTO OWNER TRUST 2005-C

                  This Certificate of Trust of Ford Credit Auto Owner Trust 2005-C (the "Trust") is being duly executed and filed by Wachovia Bank of Delaware, National Association, as owner trustee (the "Owner Trustee"), to form a statutory trust under the Delaware Statutory Trust Act (12 Delaware Code, ss. 3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust formed hereby is Ford Credit Auto Owner Trust 2005-C.

                  2. Owner Trustee. The name and business address of the sole trustee of the Trust in the State of Delaware is Wachovia Bank of Delaware, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a)(1) of the Act.


                              WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as Owner Trustee under an Amended and Restated Trust Agreement, dated as of September 1, 2005


                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:

                                                                      APPENDIX A



                              Definitions and Usage


                                   See Tab 16